EXHIBIT 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) dated September 30, 2019 (the “Effective Date”), is by and between China VTV Ltd., a company incorporated under the laws of Nevada (the “Company”), and Bing Liu, an individual (the “Executive”) with reference to the following facts:

The Executive wishes to serve, and the Company wishes the Executive to serve, as the Chief Technology Officer; and

The parties hereby enter into an Employment Agreement between the Executive and the Company, on the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties, intending to be legally bound, agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment and agrees to perform the Executive’s duties and responsibilities in accordance with the terms and conditions hereinafter set forth.

1.1 Duties and Responsibilities. The Executive shall serve as the Chief Technology Officer. During the Employment Term, as defined below, the Executive shall perform all duties and accept all responsibilities incident to such position and other appropriate duties as may be assigned to Executive by the Company’s Board of Directors (the “Board”) and Chief Executive Officer from time to time, including designing and developing the Company’s streaming media platform and app with blockchain technologies. The Company shall retain full direction and control of the manner, means and methods by which the Executive performs the services for which he is employed hereunder and of the place or places at which such services shall be rendered.

1.2 Employment Term. The term of the Executive’s employment shall commence on the Effective Date and shall continue for three (3) years, unless earlier terminated in accordance with Section 6 hereof (the “Employment Term”).

1.3 Extent of Service. During the Employment Term, the Executive agrees to use the Executive’s best efforts to carry out the duties and responsibilities under Section 1.1 hereof.

1.4 Grant of Incentive Stock Options.

(a) In consideration of the services to be provided by the Executive set forth herein and subject to the approval of the Board, the Company shall issue to the Executive stock incentive options (the “Options”) to purchase five hundred thousand (500,000) shares of the Company’s common stock (the “Shares”, and together with the Options, “Securities”) pursuant to the Company’s 2019 Stock Option Plan every year during the Employment Term so long as the Executive provides satisfactory services to the Company, as reasonably determined by the Company in its sole discretion, and meets all of the conditions set forth in the Strategic Development Agreement dated the Effective Date (the “Strategic Development Agreement”). Subject to the terms and conditions in the Option Agreement, the Options shall vest in four equal installments each quarter commencing from the Effective Date and shall become exercisable one (1) year after the date of the grant of such Option. The Company and Executive agree that issuance of the Options is an inducement material to entering into this Agreement.

1 | Page

(b) Reserved.

(c) Notwithstanding any other provisions of this Agreement, the Company’s Board of Directors shall be authorized in its discretion, based upon its review and evaluation of the performance of the Executive and of the Company or its subsidiaries, to accelerate the vesting schedule under this Agreement upon the Options, at such times and upon such terms and conditions as the Board of Directors shall deem advisable.

1.5 Reimbursement of Expenses; Legal Holidays. The Executive shall be provided with reimbursement of expenses related to Executive’s employment by the Company, including reasonable expenses for travel within the scope of the Executive’s employment as long as such travel is pre-approved by the Company, on a basis no less favorable than that which may be authorized from time to time by the Board of Directors, in its sole discretion, for senior level executives as a group. Executive shall be entitled to legal holidays in accordance with the Company’s normal personnel policies for senior level executives.

1.6 No Other Compensation. Except as expressly provided in Section 1.4, Executive shall not be entitled to any other compensation or benefits.

1.7 Reserved.

2. Representations and Warranties of the Executive. The Executive represents and warrants to the Company as follows:

2.1 No Conflicts. The execution and delivery by the Executive of this Agreement, and the performance by the Executive of its obligations hereunder, do not and will not (i) violate or conflict with any law, ordinance, or regulation, or order, decree or judgment of any arbitrator, court or administrative or other governmental body which is applicable to, binding upon or enforceable against the Executive or any of his assets, (ii) constitute or result in any breach of any of the terms, provisions, conditions of, or constitute a default under, or an event which, with notice or lapse of time or both, would constitute a default under, any indenture, agreement, contract or other document to which the Executive is a party or by which the Executive may be bound or (iii) require the consent or approval of any court, governmental authority or other person. Neither the execution, delivery nor performance of this Agreement, nor the consummation by the Executive of the obligations contemplated hereby requires the consent of, authorization by, exemption from, filing with or notice to any governmental entity or any other person.

2.2 Restricted Securities. The Options and Shares are characterized as “restricted securities,” as that term is defined under Rule 144 of the Securities Act, and may not be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”) or in accordance with an exemption therefrom. The Executive represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Executive agrees and acknowledges that, in connection with the transfer of any portion of, or all of, the Shares, the Company may require the Executive to provide an opinion of counsel, the form and substance of which shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

2 | Page

2.3 Experience of the Executive. The Executive, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has evaluated the merits and risks of such investment. The Executive is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

2.4 Risk of Investment. The Executive is aware and acknowledges that (i) the investment in the Securities is speculative and the Executive bears the risk of loss of its entire investment, (ii) the Executive, in accepting the Securities, is relying, if at all, solely upon the advice of his personal financial, tax and legal advisers with respect to an investment in the Company, and (iii) because transfer of the Securities is restricted, it may not be possible for the Executive to liquidate its investment readily in case of an emergency and, therefore, the Executive may have to bear the risk of an investment in the Securities for an indefinite period of time.

2.5 Tax Consequences. The Executive acknowledges that the acquisition of the Securities, may involve tax consequences to the Executive, and the contents of this Agreement do not contain tax advice. The Executive acknowledges that he has not relied and will not rely upon the Company with respect to any tax consequences related to the Securities. The Executive assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the Securities.

2.6 Purchase Entirely for Own Account. The Securities to be received by the Executive hereunder will be acquired for the Executive’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Executive has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Executive’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Executive to hold the Securities for any period of time. The Executive is not a broker-dealer or agent of a broker-dealer required to be registered with the Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor an entity or individual engaged in a business that would require it to be so registered.

2.7 Reserved.

2.8 Disclosure of Information. The Executive has access to and has reviewed the Company’s filings with the Securities and Exchange Commission, at www.sec.gov, including the “Risk Factors” contained therein. The Executive has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

3 | Page

2.9 Legends. The Executive agrees to the imprinting, so long as is required by this Section 2.9, of a legend on any of the Securities issued pursuant to this Agreement, or certificates evidencing such securities, in the following form:

THIS SECURITY NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Executive agrees also to the imprinting of any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities to be so legended. Certificates evidencing such securities shall not contain any legend (including the legend set forth in this Section 2.9 hereof): (i) while a registration securities pursuant to Rule 144, or (iii) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), as reasonably determined by the Company.

2.10 Reliance on Exemptions. The Executive understands that the Securities being offered hereunder, are being offered in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the Executive’s representations, and compliance with the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein, in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.

2.11 Due Execution; Binding Obligation. This Agreement has been duly executed and delivered by the Executive and is a legal, valid and binding obligation of the Executive enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights or the availability of equitable remedies.

3. Representations of the Company. The Company represents and warrants to the Executive as follows:

3.1 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

4 | Page

3.2 No Conflict. The execution, delivery and performance of this Agreement by the Company will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended, or other organizational document of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.

3.3 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Executive contained herein, the offer and issuance by the Company of the Securities, is exempt from registration pursuant to the exemption provided by Section 4(a)(2) of the Securities Act.

4. Confidential Information. Executive recognizes and acknowledges that by reason of Executive’s employment by and service to the Company before, during and, if applicable, after the Employment Term, Executive will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” and plans, financing services, funding programs, costs, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company and Executive covenants that he will not, unless expressly authorized in writing by the Company, at any time during the course of Executive’s employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive’s possession during the course of Executive’s employment shall remain the property of the Company. Except as required in the performance of Executive’s duties for the Company, or unless expressly authorized in writing by the Company, Executive shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of Executive’s employment, the Executive agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Executive’s possession.

5 | Page

5. Non-Competition; Non-Solicitation.

5.1 Non-Compete. The Executive hereby covenants and agrees that during the term of this Agreement and for a period of one (1) year following the end of the Employment Term, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venture, security holder, trustee, partner, Executive, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area. For the purpose of this Section 5.1, (i) “Competing Business” means any company engaged in the business of internet-based media or anything substantially similar to those of the Company; and (ii) “Covered Area” means all geographical areas of the United States and foreign jurisdictions where the Company may operate. Notwithstanding the foregoing, the Executive may own shares of companies so long as such securities do not constitute more than ten percent (10%) of the outstanding securities of any such company.

5.2 Non-Solicitation. The Executive further agrees that as long as the Agreement remains in effect and for a period of one (1) year from its termination, the Executive will not divert any business of the Company and or any affiliate of the Company and/or the Company’s and/or its affiliates’ business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company.

5.3 Remedies. The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and its affiliates and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company and/or its affiliates for any breach by the Executive of his covenants and agreements set forth herein. Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 5 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company and its affiliates shall be entitled to obtain injunctive relief against the threatened breach of this Section 5 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

6 | Page

6. Termination.

6.1 Termination of the Strategic Development Agreement. This Agreement shall be terminated upon the termination of the Strategic Development Agreement, unless otherwise mutually agreed upon by the parties in writing. In such event, the expense reimbursement shall be paid to the Executive in a lump sum payment within ten (10) days of the date of termination and the Options, which have not vested as of the date of termination, shall be forfeited and cancelled.

6.2 Permanent Disability. If the Executive becomes totally and permanently disabled (“Permanent Disability”), the Company or the Executive may terminate this Agreement on written notice thereof, the Executive shall receive the expense reimbursement in a lump sum payment within ten (10) days of the date of termination, and the Options, which have not vested as of the date of termination, shall be forfeited and cancelled.

6.3 Death. In the event of the Executive’s death during the Employment Term, this Agreement will terminate, and the Executive’s estate or designated beneficiaries shall receive the expense reimbursement in a lump sum payment within ten (10) days of the date of termination and the Options, which have not vested as of the date of termination, shall be forfeited and cancelled.

6.4 Voluntary Termination by Executive: Discharge for Cause. The Company shall have the right to terminate this Agreement for Cause and shall not owe any obligations or liabilities to the Executive upon termination of this Agreement pursuant to Section 6.4. In such event, all of the vested Options shall immediately expire and the Options that have not vested as of the date of such termination shall be forfeited and cancelled. As used herein, the term “Cause” shall be limited to (a) willful malfeasance or willful misconduct by the Executive in connection with the services to the Company in a matter of material importance to the conduct of the Company’s affairs which has a material adverse effect on the business of the Company, or (b) the conviction of the Executive for commission of a felony. For purposes of this subsection, no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Termination of this Agreement for Cause pursuant to this Section 6.4 shall be made by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of all of (the Executive, if a Board member not participating in the vote) the members of the Board of Directors, but the Executive, called and held for such purpose (after thirty (30) days prior written notice to the Executive and reasonable opportunity for the Executive to be heard before the Board of Directors prior to such vote), finding that in the good faith business judgment of such Board of Directors, the Executive was guilty of conduct set forth in any of clauses (a) and (b) above and specifying the particulars thereof.

7 | Page

6.5 Change in Control. Upon the occurrence of Change in Control (as defined below), the Company shall have the right to terminate this Agreement prior to the Expiration Date hereof and the Executive shall receive in accordance with this Agreement:

(i)	expense reimbursement which shall be paid in a lump sum payment within ten (10) days of the date of termination pursuant to Section 1.5; and

(ii)	immediate vesting of all unvested Options.

7. Change In Control.

For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

8. Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession or by Executive notifying the Company that cash payment be made to an affiliated investment partnership in which Executive is a control person) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Company, if such successor expressly agrees to assume the obligations of Company hereunder.

9. Indemnification. Executive shall be entitled to any indemnification available under the Company’s Certificate of Incorporation or By-laws, as amended and in effect from time to time.

10. General Provisions.

10.1 Modification: No Waiver. No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto. Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections hall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement. The exercise by any party of any of its rights or any of its elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

8 | Page

10.2 Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

China VTV Ltd.

393 Jaffe Road, Suite 17A

Wan Chai, Hong Kong

Attn: Tijin Song

Email:

If to Executive, to:

21515 Hawthorne Blvd., Ste. 690

Torrance, CA 90503

Attn: Bing Liu

Email:

Or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

10.4 Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

10.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

10.6 Successors and Assigns. Executive may not assign this Agreement without the prior written consent of the Company. The Company may assign its rights without the written consent of the executive, so long as the Company or its assignee complies with the other material terms of this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors. The Company’s subsidiaries and controlled affiliates shall be express third party beneficiaries of this Agreement.

10.7 Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties, oral or written. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

10.8 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.

[SIGNATURE PAGE TO FOLLOW]

9 | Page

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

EXECUTIVE:	COMPANY: CHINA VTV LTD.

Name: Bing Liu	Name: Tijin Song
Title: Chairman and CEO

10 | Page